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                                                                    EXHIBIT 23.2



                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Continental Natural Gas, Inc. on Form S-8 (File No. _________) of our reports dated March 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of Continental Natural Gas, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included in the Company's Prospectus filed pursuant to Rule 424(b). We also consent to the reference to our firm under the caption "Independent Public Accountants."


COOPERS & LYBRAND, L.L.P.
TULSA, OKLAHOMA
DECEMBER 22, 1997